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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
City National Corporation

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of City National Corporation (this "Registration Statement") of our report on the consolidated financial statements of City National Corporation and its subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of City National Corporation incorporated herein by reference, and to the reference to our firm under the heading of "Experts" in the Proxy Statement/Prospectus of City National Corporation and Civic BanCorp included within the Registration Statement.

/s/ KPMG LLP

Los Angeles, California
January 7, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS